EXHIBIT 10.19.2

FIFTH AMENDMENT TO LOAN AGREEMENT

This Fifth Amendment to Loan Agreement (this “Agreement”) dated as of December 12, 2008, is entered into among Lithia Motors, Inc., an Oregon corporation (“Borrower”); the lenders which are from time to time parties to the Loan Agreement (each a “Lender” and any two or more “Lenders”); and U.S. Bank National Association, as agent for the Lenders (in such capacity, “Agent”).

R E C I T A L S

A. Borrower, the Lenders and Agent have entered into a Loan Agreement dated as of August 31, 2006, which has been amended by amendments dated as of June 29, 2007, February 13, 2008, March 17, 2008 and August 15, 2008 (collectively, the “Loan Agreement”).

B. The parties wish to modify the terms and conditions of the Loan Agreement, as set forth below.

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments to Loan Agreement.

1.1 Changed Definition. The following defined term in Section 1.1 of the Loan Agreement is deleted and replaced with the following:

“Total Revolving Loan Commitment” means (a) (i) $200,000,000 through September 29, 2008, (ii) $175,000,000 from September 30, 2008 through December 30, 2008, and (iii) $150,000,000 on and after December 31, 2008, minus (b) in any case, the aggregate amount of all required reductions in the Total Revolving Loan Commitment required by Section 12.1.2 hereof.

1.2 Approved Sales. Section 12.1.2 of the Loan Agreement is deleted and replaced with the following:

12.1.2 Notwithstanding the provisions of Section 12.1.1, Borrower or any Subsidiary may sell all or substantially all of the assets (including Equity Interests) of any Dealership or other Subsidiary (or of any business unit or franchise of a Dealership or other Subsidiary) for not less than fair market value, if no Default shall exist immediately prior to or upon giving effect to any such sale, and

(a) the sale is included on the Schedule of Approved Sales attached hereto (which shall replace the Schedule of Approved Sales attached to the Fourth Amendment to Loan Agreement dated August 15, 2008) (each such sale, a “Pre-approved Sale”) and either (i) the total of the Allocated Amounts for all Pre-approved Sales occurring on or after July 1,

2008 does not exceed $150,000,000 or (ii) if, after giving effect to the applicable Pre-approved Sale, the total of the Allocated Amounts for all Pre-approved Sales exceeds $150,000,000, the Total Revolving Loan Commitment shall be automatically reduced on the first Business Day of the month following the closing of such Pre-approved Sale by an amount equal to 100% of the net proceeds of such Pre-approved Sale (determined in accordance with GAAP; provided, however that with respect to sales of real property any debt secured by such real property and repaid with the sales proceeds shall be deducted in determining net proceeds), or

(b) Required Lenders have consented in writing to the sale and Borrower has complied with all terms and conditions of such consent, it being acknowledged that Required Lenders have consented to the sales of facilities in Issaquah, Washington and Burlingame, California which occurred in August, 2008.

As used herein, the “Allocated Amount” for the sale of any asset listed on the Schedule of Approved Sales is the amount set forth for such sale under “Total Net Assets” in the Schedule of Approved Sales (Original) section of such schedule or under “Total Assets” in the Assets for Sale with Lender Approval or Assets for Sale Pending Lender Approval sections of such schedule.

12.1.3 Notwithstanding the provisions of Sections 12.1.1 and 12.1.2, any Subsidiary that no longer has assets (or that has assets with an aggregate book value less than $25,000) may discontinue operations and dissolve or liquidate unless such action would constitute a Material Adverse Effect or any Default shall exist immediately prior to or upon giving effect thereto.

12.1.4 Borrower shall provide to Agent such information and supporting documentation from Borrower or any other Person as Agent or any Lender requests to determine the net proceeds of any Pre-approved Sale if such determination is required by Section 12.1.2 (a) (ii). If such information is not provided to Agent within fifteen (15) Business Days after the closing of any Pre-approved Sale (or if earlier, the first Business Day of the month following the closing of the sale), the Total Revolving Loan Commitment shall be automatically reduced on the date set forth in Section 12.1.2(a)(ii) by the greater of (a) the amount determined by Agent as the net proceeds of such Pre-approved Sale or (b) an amount equal to (i) the Allocated Amount for such Pre-approved Sale minus the Total Liabilities for such Pre-approved Sale (as shown on the Schedule of Approved Sales), or (ii) if greater, the Estimated Net Proceeds as set forth on the Schedule of Approved Sales; provided, however, the Revolving Loan Commitment shall thereafter be adjusted when Borrower provides the information required by this Section 12.1.4.

2. Conditions Precedent. The effectiveness of this Agreement is subject to satisfaction of each of the following conditions:

(a) Agent has received executed originals of this Agreement and such other Loan Documents as Agent requires and Borrower and each Guarantor have provided such information and satisfied such requirements as Agent reasonably requires.

(b) Immediately upon giving effect to the amendments set forth in Section 1 of this Agreement, no Default shall have occurred and be continuing under the Loan Agreement.

(c) All representations and warranties in the Loan Agreement and in this Agreement are true and correct as of the date of this Agreement.

3. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

4. Reaffirmation; Release. By signing this Agreement or the attached Acknowledgment:

(a) Borrower and each Guarantor (each, a “Loan Party”) affirm that the representations and warranties in each of the existing Loan Documents are and will be true, correct and complete as of the date hereof, and agree that (i) except as amended previously or in connection herewith, each Loan Document is and shall remain valid and enforceable in accordance with its terms and (ii) such Borrower or Guarantor has no claims, defenses, setoffs, counterclaims or claims for recoupment against Agent, the Lenders, or the indebtedness and obligations represented by the Notes, Guaranties, Security Documents and other Loan Documents.

(b) Each Loan Party hereby releases, acquits, and forever discharges Agent, each Lender, their parent corporations, affiliates, subsidiaries, employees, successors, agents, assigns, representatives, and attorneys (collectively, “Lenders’ Agents”), and each of them, of and from any and all liability, claims, demands, damages, causes of action, defenses, counterclaims, setoffs, or claims for recoupment of whatsoever nature, whether known or unknown, whether in contract or tort, arising directly or indirectly from, or in any way related to the Loan Agreement, this Amendment, the Guaranties and the other Loan Documents, any other indebtedness or obligations of any Loan Party to Agent or any one or more of the Lenders or to the relationship between any Loan Party and Agent, any Lender, or Lenders’ Agents.

5. References. On and after the effective date of this Agreement, all references in the Loan Agreement and the other Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

6. Representations and Warranties. Each Loan Party represents and warrants to Agent and the Lenders as follows:

6.1 Authorization. (a) It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Loan Agreement as amended by this Agreement (the “Amended Agreement”), (b) its execution, delivery and performance of this Agreement and the other Loan Documents and all documents to be executed, delivered or performed by it have been duly authorized by all necessary entity action, do not require the approval of any governmental agency or other Person, do not contravene any law, regulation, rule, order, or restriction binding on it or its articles of incorporation or other organizational documents, and do not contravene the provisions of or constitute a default under any agreement or instrument to which it is a party or by which it may be bound or affected, and (c) this Agreement has been duly executed and delivered by each Loan Party and this Agreement and the Amended Agreement are the legally valid and binding obligations of each Loan party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

6.2 Absence of Default. Upon giving effect to the amendments to the Loan Agreement set forth herein, no Event of Default shall have occurred and be continuing and no event will result from the consummation of the transactions contemplated by this Agreement that would constitute a Default or Event of Default.

7. Expenses. Borrower shall pay all outside and/or third party costs, fees and expenses (including without limitation, attorney fees) incurred by Agent and each Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and any other document required to be furnished herewith.

8. Recitals. The Recitals are hereby incorporated herein.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of said counterparts taken together shall be deemed to constitute but one document.

(signature page follows)

LITHIA MOTORS, INC.		U.S. BANK NATIONAL ASSOCIATION, as Agent, Lender, Swingline Lender, and Issuing Lender

By:	/s/ Jeffrey B. DeBoer	By:	/s/ Silvia K. Boulger
Name: Jeffrey B. DeBoer		Name: Silvia K. Boulger
Title: Senior Vice President and CFO		Title: Vice President

DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC, as Lender		TOYOTA MOTOR CREDIT CORPORATION, as Lender

By:	/s/ Judy C. Johnson	By:	/s/ Mark Doi
Name: Judy C. Johnson		Name: Mark Doi
Title: Credit Director National Accounts		Title: National Dealer Credit Manager

DCFS USA LLC, as Lender

By:	/s/ Michele Nowak
Name: Michele Nowak
Title: Credit Director National Accounts

ACKNOWLEDGMENT AND CONSENT OF GUARANTORS

Each Guarantor hereby acknowledges, consents, and agrees to all terms and conditions of the foregoing amendment.

Hutchins Eugene Nissan, Inc.

Hutchins Imported Motors, Inc.

LAD Advertising, Inc.

LGPAC, Inc.

Lithia Auto Services, Inc.

Lithia BNM, Inc.

Lithia DE, Inc.

Lithia DM, Inc.

Lithia Financial Corporation

Lithia Aircraft, Inc.

Lithia HPI, Inc.

Lithia Klamath, Inc.

L2 Auto, Inc.

Lithia Medford Hon, Inc.

Lithia Medford LM, Inc.

Lithia Motors Support Services, Inc.

Lithia MTLM, Inc.

Lithia of Roseburg, Inc.

Lithia Real Estate, Inc.

Lithia Rentals, Inc.

Lithia Rose-FT, Inc.

Lithia SOC, Inc.

Lithia TKF, Inc.

Saturn of Southwest Oregon, Inc.

Lithia Chrysler Jeep of Anchorage, Inc.

Lithia Imports of Anchorage, Inc.

Lithia NA, Inc.

Lithia of Anchorage, Inc.

Lithia of Fairbanks, Inc.

Lithia of South Central AK, Inc.

Lithia CIMR, Inc.

Lithia CJDB, Inc.

Lithia DC, Inc.

Lithia FMF, Inc.

Lithia JEF, Inc.

Lithia MMF, Inc.

Lithia NF, Inc.

Lithia of California, Inc.

Lithia of Clovis, Inc.

Lithia of Eureka, Inc.

Lithia of Fairfield, Inc.

Lithia CA Acquisition Corp 1, Inc.

Lithia Seaside, Inc.

Lithia Sea P, Inc.

Lithia of Santa Rosa, Inc.

Lithia TKV, Inc.

Lithia TR, Inc.

Lithia Centennial Chrysler Plymouth Jeep, Inc.

Lithia Cherry Creek Dodge, Inc.

Lithia Colorado Jeep, Inc.

Lithia Colorado Springs Jeep Chrysler Plymouth, Inc.

Lithia Foothills Chrysler, Inc.

Lithia of Thornton, Inc.

Lithia CCTF, Inc.

Lithia DB, Inc.

Lithia Ford of Boise, Inc.

Lithia of Caldwell, Inc.

Lithia of Pocatello, Inc.

Lithia Poca-Hon, Inc.

Lithia of TF, Inc.

Lithia MBDM, Inc.

Lithia of Des Moines, Inc.

Lithia CDH, Inc.

Lithia HGF, Inc.

Lithia of Billings, Inc.

Lithia of Butte, Inc.

Lithia of Great Falls, Inc.

Lithia of Helena, Inc.

Lithia of Missoula, Inc.

Lithia CJD of Omaha, Inc.

Lithia MBO, Inc.

Lithia of Omaha, Inc.

Lithia CJDSF, Inc.

Lithia of Santa Fe, Inc.

Lithia Reno Sub-Hyun, Inc.

Lithia SALMIR, Inc.

Lithia ND Acquisition Corp. #1

Lithia ND Acquisition Corp. #3

Lithia ND Acquisition Corp. #4

Lithia Automotive, Inc.

Lithia of Sioux Falls, Inc.

Camp Automotive, Inc.

Lithia BC, Inc.

Lithia DC of Renton, Inc.

Lithia Dodge of Tri-Cities, Inc.

Lithia FTC, Inc.

Lithia HyR, Inc.

Lithia IC, Inc.

Lithia of Seattle, Inc.

Lithia of Spokane, Inc.

Lithia of Wenatchee, Inc.

TC Hon, Inc.

Lithia of La Crosse, Inc.

L2 Real Estate, Inc.

Lithia of Cedar Rapids #1, Inc.

Lithia of Cedar Rapids #2, Inc.

Lithia of Cedar Rapids #3, Inc.

Lithia AcDM, Inc.

Lithia HDM, Inc.

Lithia IDM, Inc.

Lithia NDM, Inc.

Lithia VAuDM, Inc.

Lithia Bryan Texas, Inc.

Lithia CJDO, Inc.

Lithia CJDSA, Inc.

Lithia CM, Inc.

Lithia CO, Inc.

Lithia CSA, Inc.

Lithia DMID, Inc.

Lithia HMID, Inc.

Lithia NSA, Inc.

Lithia of Abilene, Inc.

Lithia of Corpus Christi, Inc.

Lithia of Midland, Inc.

Lithia TA, Inc.

Lithia TO, Inc.

L2 Auto of Iowa, Inc.

Lithia VaUB, Inc.

Lithia AcNY, Inc.

Lithia BNY, Inc.

Lithia HNY, Inc.

Lithia MBNY, Inc.

Lithia of Rochester, Inc.

NorCal Acquisitions, Inc.

CMJ Investment Properties, Inc.

Lithia of Minnesota, Inc.

Lithia Community Development Company, Inc.

L2 Auto of California, Inc.

L2 Auto of Colorado, Inc.

L2 Auto of Texas, Inc.

WY-RE Acquisitions, LLC

L2 Auto of Idaho, Inc.

By:	/s/ Jeffrey B. DeBoer
Name: Jeffrey B. DeBoer
Title: Authorized Agent

SOE, LLC

Lynnwood Properties, LLC

Lithia GP of Texas, LLC

PRE Properties, LLC

BBD Investment Properties, LLC

By:	/s/ Jeffrey B. DeBoer
Name: Jeffrey B. DeBoer
Title: Authorized Agent